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                                                                    Exhibit 23.1

                      [PricewaterhouseCoopers Letterhead]

                      CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our report dated March 12, 1999, relating to the financial statements of High Speed Access Corp. and Subsidiaries, which appears in such Prospectus. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Prospectus. However, it should be noted that PricewaterhouseCoopers, LLP has not prepared or certified such "Selected Financial Data."

/s/ PricewaterhouseCoopers LLP
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PRICEWATERHOUSECOOPERS, LLP

Louisville, Kentucky
March 17, 1999